EXHIBIT 10.13

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED
AND NOTED WITH “****”.

AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE
SECURITIES AND EXCHANGE COMMISSION.

December 1, 2010

Nordion

447 March Road

P.O. Box 13500

Ottawa, Ontario K2K 1X8

Attention:  Vice President, Global Sales

Re:  Amendment No. 1 to Molybdenum-99 Purchase & Supply Agreement

Ladies and Gentlemen:

Reference is made to a Molybdenum-99 Purchase & Supply Agreement dated as of April 1, 2010 (the “Agreement”) between Lantheus Medical Imaging, Inc. and Nordion (Canada) Inc. (formerly MDS (Canada) Inc.).  Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

IN CONSIDERATION of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree to enter into this Amendment No. 1 to the Agreement (the “Amendment”) as follows:

1.                                       Amendments.

1.1.                              Section 1.1.6 of the Agreement is hereby amended by deleting in its entirety said Section 1.1.6 and replacing therewith the following:

“1.1.6                  “Contract Term” means the term of this Agreement, which shall commence as of the Effective Date and terminate as of December 31, 2013 unless otherwise extended or terminated pursuant to this Agreement.”

1.2.                              Section 3.4 of the Agreement is hereby amended by deleting in its entirety said Section 3.4 and replacing therewith the following:

“3.4                           Purchase Volumes.  The purchase volume obligations set forth in this Section 3.4 are subject to the terms of this Agreement, including, but not limited to, Sections 4.4, 4.7 and 6.2, and subject to Nordion’s ability to supply Product to LMI meeting the requirements of this Agreement and acceptance by Nordion of LMI’s Firm Orders sufficient to meet LMI’s purchase volume commitments in this Section 3.4.

3.4.1.  During the portion of the Contract Term from and after **** until ****, LMI hereby commits to purchase from Nordion an average Calendar Week volume of **** Ci of Product (such determination shall be based on the calibration as set forth in Schedule C) as averaged over each separate but successive period of **** Calendar Weeks (each a “****-Week Period”) (with a pro-rata adjustment as applicable for any portion of a ****-Week Period occurring as at ****).  Compliance with LMI’s average purchase volume commitments will be calculated by the parties as of the end of each aforementioned successive ****-Week Period.  Nordion shall invoice LMI for any necessary true-up payments within **** (****) days of the end of each successive ****-Week Period.

3.4.2.  In addition, commencing as of **** and continuing through ****, LMI shall place additional Product orders with Nordion corresponding to at least **** of LMI’s “incremental volume” requirements of Molybdenum-99 in each successive ****-Week Period (with a pro-rata adjustment as applicable for any portion of a ****-Week Period occurring as at ****), and Nordion shall fill such incremental volume orders, provided that such obligation shall only apply in those Calendar Weeks in which Nordion is able to satisfy, and does satisfy, such additional LMI purchase volume obligations.  For purposes of clarity, “incremental volume” shall mean any and all of LMI’s Calendar Week requirements for Molybdenum-99 in excess of the sum of (i) LMI’s minimum purchase volume commitment of **** Ci per Calendar Week of Product from Nordion (such determination shall be based on the calibration as set forth in Schedule C) plus (ii) LMI’s Calendar Week purchase volume contractual commitments in writing for Molybdenum-99 from its other suppliers which existed on **** (such determination shall be based on the calibration as set forth in Schedule C).  Such purchase volume contractual commitments shall remain fixed for purposes of calculating LMI’s allocation of “incremental volume” from and after ****.

3.4.3.  Subject to Section 3.4.6 below, commencing as of **** and continuing through ****, LMI shall place Product orders with Nordion corresponding to at least **** percent (****%) of LMI’s total requirements for Molybdenum-99 (such determination shall be based on the calibration as set forth in Schedule C) in each successive ****-Week Period (with a pro-rata adjustment as applicable for any portion of a ****-Week Period occurring as at ****), and Nordion shall fill such orders, provided that such obligation shall only apply in those Calendar Weeks in which Nordion is able to satisfy, and does satisfy, such LMI purchase volume obligations.

3.4.4.  At any time reasonably requested by Nordion (but no more frequently than **** per calendar year) during the Contract Term, LMI will furnish to Nordion, within ten (10) days after the date on which it receives a written request to do so, a certificate, executed by the chief executive officer of LMI, certifying that such officer has reviewed LMI’s records with respect to LMI’s orders for LMI’s “incremental volume” of Product from **** through ****, if any, or LMI’s orders for Molybdenum-99 from **** through ****, as applicable, during the preceding **** (****) month period (or such shorter time as may have elapsed since the date of the last certificate), and that LMI has complied or failed to comply with its obligations set forth in Sections 3.4.2 or 3.4.3, as applicable.  Subject to the provisions of Section 3.4.6, if LMI has failed to comply with its obligations set forth in Sections 3.4.2 or 3.4.3, as applicable, then LMI shall have the right to elect a Cure Election under Section 3.4.5.

3.4.5.  In the event that LMI’s certification indicates that LMI has failed to comply with the applicable purchase commitments under Section 3.4.2 or 3.4.3, LMI shall elect, such election to be exercised by LMI by notice in writing received by Nordion within ten (10) days after the date on which LMI would otherwise have been required to deliver such officer certification, to either

(i)                                     In addition to meeting its ongoing purchase commitments, purchase from Nordion within and, from time to time, during the period of **** (****) days following receipt by Nordion of LMI’s notice of election, such quantities of Product as should have otherwise been purchased from Nordion had LMI satisfied its applicable purchase volume obligations under Sections 3.4.2 or 3.4.3, as applicable, to Nordion, or

(ii)                                  In addition to meeting its ongoing purchase commitments, pay to Nordion within **** days following receipt by Nordion of LMI’s notice of election, the balance of the amount corresponding to the purchase volume obligations that would have otherwise been due and payable had LMI satisfied its applicable purchase volume obligations under Sections 3.4.2 or 3.4.3, as applicable (the action elected under clause (i) or (ii) of this Section 3.4.5, a “Cure Election”).

In the event that LMI fails to elect and/or notify Nordion of a Cure Election within the specified time period or, if it makes a Cure Election but does not comply with and satisfy its obligations under a Cure Election, then, in addition to and notwithstanding any other remedies set forth in this Agreement or available to Nordion in law or equity, Nordion may upon written notice to LMI immediately suspend further supply of any Product to LMI until such obligations are satisfied in full.  For the sake of clarity, the parties acknowledge and agree that, to the extent Nordion exercises its right to suspend further supply of Product to LMI pursuant to this Agreement, LMI shall have no obligation to purchase the aforementioned purchase volume commitments during the period of suspended supply of Product or make any payments with respect thereto.  In addition, if LMI elects the Cure Election in Section 3.4.5(i) and Nordion fails to supply Product under such election or fully perform thereunder, then LMI’s underlying obligation and commitments in connection with such portion of that Cure Election shall be subject to a corresponding reduction in the quantity of Product LMI is otherwise obligated to purchase from Nordion under Section 3.4.5(i).  If there is less than **** (****) days left in the Contract Term at the time of a Cure Election, then LMI’s election shall be limited to the Cure Election under Section

3.4.5(ii).  Notwithstanding the foregoing, LMI shall have the right to provide Nordion with one or more officer certifications under Section 3.4.4 during the last **** (****) months of the Contract Term.  Such self-certifications shall limit the available period of time covered by any officer certification subsequently requested by Nordion under Section 3.4.4.

3.4.6.  The price for orders of Product described in this Section 3.4 shall be in accordance with the provisions of Section 5.1 hereof, except, in the case of Section 3.4.3, as follows:

If at any time during the period from **** to **** LMI receives a bona fide offer (a “ROFN Offer”) from another then-current supplier (including consortium suppliers) of Molybdenum-99 to LMI (each an “Alternative Supplier”), which Alternative Supplier has supplied LMI with at least **** percent (****%) of LMI’s total requirements for Molybdenum-99 over the trailing **** (****) month period, to sell Molybdenum-99 to LMI in a quantity of at least **** Ci per Calendar Week (as measured using the calibration as set forth in Schedule C) (the “ROFN Volume”) for delivery in the period from **** through **** (or any remaining portion of such period) (such calendar year **** referred to herein as the “ROFN Period”) at an offered price per curie after taking into account the differential economic impact of all applicable government charges specifically and expressly with respect to the use of Molybdenum-99 derived from highly enriched uranium (including tariffs, duties, excises, taxes, reimbursement penalties or other governmental charges) or benefits related to the use of Molybdenum-99 derived from low enriched uranium (including tax credits, reimbursement benefits or other governmental incentives) applicable to the Molybdenum-99 which is the subject of such ROFN Volume (the “Proposed Price”), then, if LMI intends to accept such ROFN Offer, LMI may, at its discretion, provide Nordion with a written notice (a “ROFN Notice”) specifying the material terms of such ROFN Offer.  The above differential economic impact will only apply to ROFN Offers for Molybdenum-99 derived from low enriched uranium and not to ROFN Offers for Molybdenum-99 derived from highly enriched uranium which will otherwise be subject to the terms hereof.  For purposes of clarity, the parties acknowledge that LMI shall have the right to provide Nordion with a ROFN Notice only for that portion of the ROFN Volume that would reduce LMI’s then-current percentage volume commitment of Product to Nordion under Sections 3.4.3 and 3.4.6.  For purposes of this Agreement, “consortium suppliers” shall mean any supplier within an association of suppliers providing Molybdenum-99 to LMI, whether through a direct contract with multiple suppliers or through a subcontract of an existing supply relationship.

Such ROFN Notice shall include, among other things, the following:

(A) an appropriately redacted invoice, purchase order or proposal so as not to disclose the identity of such Alternative Supplier,

(B) the Proposed Price, and

(C) the weighted average price per curie of (i) the Proposed Price for the ROFN Volume, and (ii) the then-current weighted average price per curie such Alternative Supplier has sold Molybdenum-99 to LMI, as measured by average prices and average volumes of Molybdenum-99 that LMI has purchased from such Alternative Supplier over the last **** (****) complete Calendar Weeks immediately preceding the ROFN Offer (the “Average Price”; the weighted average price per curie of the Proposed Price with the Average Price referred to herein as the “Proposed Pro Forma Average Price”);

for example, if LMI receives a ROFN Offer from an Alternative Supplier at a Proposed Price of US$****/Ci for a ROFN Volume of **** Ci per Calendar Week and the “Average Price” that LMI has purchased Molybdenum-99 from such Alternative Supplier over the last **** Calendar Weeks immediately preceding the ROFN Offer is US$****/Ci for a ROFN Volume of **** Ci per Calendar Week, the Proposed Pro Forma Average Price for such ROFN Volume will be $****/Ci;

it being understood and agreed that all per curie prices contained in such ROFN Notice are to be measured using the calibration set forth in Schedule C and after giving effect to the other adjustments described herein.

Within a period of **** (****) working days following Nordion’s receipt of such ROFN Notice, Nordion, for the same quantity and on a shipping schedule that will provide equivalent support for LMI’s production schedule as indicated in the ROFN Notice, shall be allowed to elect to match the Proposed Price with, at its discretion, a price which shall be not greater than ****% of the Proposed Price or ****% of the Proposed Pro Forma Average Price applicable to the Molybdenum-99 which is the subject of such ROFN Volume (such Nordion price referred to herein as the “New Nordion Price”), by sending LMI an irrevocable written notice of its election to provide the ROFN Volume of Product at the New Nordion Price on such shipping schedule that provides equivalent support for LMI’s production schedule and otherwise on the terms contained in the this Agreement (the “ROFN Acceptance”).  If Nordion properly and timely delivers a ROFN Acceptance, then LMI shall remain obligated hereunder to purchase the ROFN Volume of Product at the New Nordion Price for the balance of the ROFN Period as of the date, provided that at no time shall LMI be obligated in the ROFN Period to purchase greater than the percentage amount set forth in Section 3.4.3.

If Nordion does not deliver the ROFN Acceptance to LMI, then, notwithstanding anything to the contrary herein, (a) the then-current percentage volume commitment set forth in Section 3.4.3 shall be reduced for the balance of the ROFN Period to (I)(i) LMI’s then-current percentage volume commitment of Product pursuant to Sections 3.4.3 and 3.4.6, expressed as a percentage, multiplied by (ii) LMI’s then-current average weekly requirement for Molybdenum-99, as measured over the last **** (****) complete Calendar Weeks immediately preceding the ROFN Offer, from all of its suppliers, including, without limitation, Nordion (the “Current Volume”), minus (iii) the ROFN Volume, divided by (II) the Current Volume, and the certification obligations set forth in Section 3.4.4 shall be adjusted accordingly, and (b) LMI shall be permitted to purchase the ROFN Volume of Product which is the subject of the ROFN Offer from the Alternative Supplier on the terms described in the ROFN Notice.  LMI shall have the right to issue **** ROFN Notices for each Alternative Supplier during the ROFN Period, provided that such ROFN Notices for a particular Alternative Supplier shall not be issued within a period of less than **** (****) months of each other.

For example, at the time of a ROFN Offer, if LMI’s then-current percentage volume commitment set forth in Sections 3.4.3 and 3.4.6 is ****% and LMI’s then-current average weekly requirement for Molybdenum-99 as measured over the last **** (****) complete Calendar Weeks immediately preceding the ROFN Offer is **** pre-calibrated per Calendar Week, and LMI receives a ROFN Offer from an Alternative Supplier for a ROFN Volume of **** pre-calibrated curies per Calendar Week, then the reduction in LMI’s percentage volume commitment would be calculated as follows:

((**** x **** Ci/Wk) — **** Ci/Wk) / **** Ci/Wk = **** (or ****%)

In this example, LMI’s then-current percentage volume commitment under Sections 3.4.3 and 3.4.6 would be reduced from ****% to ****% of LMI’s total requirements for Molybdenum-99.

For the sake of clarity, the parties acknowledge that the foregoing adjustments for the ROFN Volume shall not affect the quantities of Product and applicable pricing of any Cure Election under Sections 3.4.5(i) and 3.4.5(ii) which has already been incurred by LMI.”

1.3.                              Section 3.5 of the Agreement is hereby deleted in its entirety.

1.4.                              The first paragraph of Section 6.2 of the Agreement is hereby amended by adding the following sentence at the end:

“In addition, LMI shall have the right to terminate this Agreement upon **** (****) days prior written notice to Nordion in the event that (i) Nordion acquires, directly or indirectly, a technetium-99m-based product line, business or entity (as the case may be) that competes during the Contract Term in North America with LMI’s technetium-99m-based Generators, (ii) Nordion is, directly or indirectly, acquired by or combines with a person or entity that owns or licenses a technetium-99m-based product line that competes during the Contract Term in North America with LMI’s technetium-99m-based Generators, or (iii) Nordion acquires, directly or indirectly, the ability to, or is otherwise able to, control or direct the management and policies of such a technetium-99m-based product line, business or entity (as the case may be) that competes in the Contract Term in North America with LMI’s technetium-99m-based Generators, whether through the ownership of a majority of the voting securities of such a business, by contract, or otherwise.”

1.5.                              The second paragraph of Section 6.2 of the Agreement is hereby amended by replacing “Section 3.4” with “Section 3.4.1.”

1.6                                 Section 17.1 of the Agreement is hereby amended by adding the following sentence after the second paragraph:

“For purposes of clarity and without limiting the generality of the first paragraph of this Section 17.1, Nordion hereby acknowledges and agrees that any law, regulation, or other action of any applicable Government Agencies (or similar applicable governing bodies)

having the effect of preventing the delivery, sale or use of Generators in North America using Molybdenum-99 derived from highly enriched uranium shall be deemed to be an event of Force Majeure, and LMI shall have the right to terminate this Agreement.”

1.7                                 Schedule C is hereby amended by adding the following illustrations at the end:

Incremental Volume Illustration*

When calculating LMI’s allocation of “incremental volume” in each successive ****-Week Period from **** through ****, LMI’s purchase volume contractual commitments for Molybdenum-99 from its other suppliers must be determined using the calibration set forth in this Schedule C.  For example, if LMI has contractual commitments with other suppliers of Molybdenum-99 to purchase fixed volumes of **** curies per week of Molybdenum-99 calibrated using a **** day pre-calibration referenced to ****(Eastern Time) **** from such suppliers, and such contractual volumes would result in an adjusted contractual volume of **** curies of Molybdenum-99 if measured using a pre-calibration referenced to **** (Eastern Time), ****(****) days ****, then “incremental volume” shall mean all of LMI’s Calendar Week requirements for Molybdenum-99 in excess of **** ****-day pre-calibrated curies per Calendar Week, i.e., the sum of (i) LMI’s minimum purchase volume commitment of **** pre-calibrated curies per Calendar Week of Product from Nordion plus (ii) LMI’s Calendar Week purchase volume contractual commitments of **** pre-calibrated curies per Calendar Week of Molybdenum-99 from LMI’s other suppliers.

Requirements Illustration*

When calculating LMI’s allocation of its total requirements for Molybdenum-99 in each successive ****-Week Period from **** through ****, LMI’s requirements for Molybdenum-99 will be determined for all of its suppliers of Molybdenum-99 (including, but not limited to, Nordion) using the calibration set forth in this Schedule C.  For example, if LMI’s expects to purchase a total of **** ****-day pre-calibrated curies of Molybdenum in a Calendar Week, LMI could order **** curies of Product from Nordion (****-day precal) and **** curies of Molybdenum-99 from other suppliers using a **** day pre-calibration referenced to **** (Eastern Time)**** from such suppliers, provided that such volume of Molybdenum-99 from LMI’s other suppliers would result in **** curies of Molybdenum-99 (****-day precal) if measured using a pre-calibration referenced to **** (Eastern Time), **** days ****.  LMI’s order for **** curies of Product (****-day precal) represents at least ****% of LMI’s total requirements for Molybdenum-99 in such Calendar Week.

*This illustration is for illustrative purposes and is not, and shall not, under any circumstances whatsoever be construed, interpreted, or relied upon in any way whatsoever as any sort of representation, warranty, promise, projection, inducement, or estimate.

1.8                                 The first sentence of Schedule D is hereby amended by deleting in its entirety said first sentence and replacing therewith the following:

Product Fee from and after December 1, 2010:

Curies of Product (****-day precal) ordered by LMI per successive ****-Week Period	Product Fee Product ordered by LMI from **** until ****	Product Fee Product ordered by LMI from **** until ****
Up to **** Ci/****-Wk	US$****/Ci	Product Fee in immediately preceding calendar year **** (**** **** ****) **** ****

Each Ci > **** Ci/****-Wk	US$****/Ci	Product Fee in immediately preceding calendar year **** (**** **** ****) **** ****

Beginning on **** and on each succeeding anniversary thereafter during the Contract Term, the Product Fee shall be increased by an amount equal to **** percent (****%) of the sum of **** percent (****%) plus the change in the ****, if any, for the ****-**** period ending **** in the immediately preceding calendar year (e.g., **** — ****).  Such changes in the Product Fee shall be communicated in writing by Nordion to LMI no later than on or about **** (or so soon thereafter as the **** is published) of the immediately preceding calendar year prior to the year in which the change in Product Fee is to take effect.  For purposes of this Agreement, “****” means the ****, as published in the ****.  In the event that publication of the **** is discontinued, the parties will agree on an appropriate substitute index that is substantially similar in substantive coverage.

Beginning on ****, in the event there are any applicable government charges that specifically and expressly apply to the use of Molybdenum-99 derived from highly enriched uranium (including tariffs, duties, excises, taxes, reimbursement penalties or other governmental charges) that negatively impact LMI, both parties agree to discuss and negotiate, in good faith, modifications to this Agreement to moderate and otherwise reduce such negative impact.

2.  Effective Date.  This Amendment shall be deemed to be effective as of December 1, 2010.

3.  General.  Except as specifically amended hereby, the Agreement remains in full force and effect and otherwise unamended hereby, and any reference in the Amendment to “this Agreement”, “the Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.  This Amendment constitutes a final written expression of the terms hereof and is a complete and exclusive statement of those terms.  This Amendment may be executed in two or more counterparts, each of which, when executed, shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.  Signatures hereto may be delivered by facsimile, by electronic mail (e.g., a “pdf” file) or by any other electronic means that is intended to preserve the original appearance of the document, and such delivery will have the same effect as the delivery of the paper document bearing the actual handwritten signatures.

If the foregoing is in accordance with your understanding of our agreement, please sign this Amendment in the place indicated below.

Thank you.

Sincerely,

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ William C. Dawes
Name and Title: William C. Dawes, Vice President, Manufacturing & Operations
Date: 1-4-2011

Acknowledged and agreed:

Nordion (Canada) Inc.

By:	/s/ Peter Dans
Peter Dans
Sr. Vice President & Chief Financial Officer
Date: January 4, 2011

Copy:	Nordion
447 March Road
P.O. Box 13500
Ottawa, Ontario K2K 1X8
Attn: Associate General Counsel

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